Confirmation of OTC Warrant Transaction

Date:	July 19, 2006

To:	New River Pharmaceuticals Inc. (“Counterparty”)

From:	Merrill Lynch International (“MLI”)

MLI Reference: 06816057

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into among Counterparty, MLI and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent” or “MLPFS”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for the purposes of the Equity Definitions and to a “Swap Transaction” for the purposes of the Swap Definitions. For purposes of this Transaction, “Warrant Style”, “Warrant Type”, “Number of Warrants” and “Warrant Entitlement” (each as defined below) shall be used herein as if such terms were referred to as “Option Style”, “Option Type”, “Number of Options” and “Option Entitlement”, respectively, in the Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	July 19, 2006

Effective Date:	July 25, 2006 subject to cancellation of the OTC Warrant Transaction prior to 5:00 p.m. (New York City time) on such date by the Counterparty.

Warrant Style:	European

Warrant Type:	Call

Seller:	Counterparty

Buyer:	MLI

Shares:	Shares of common stock, $0.001 par value, of Counterparty (Security Symbol: “NRPH”).

Number of Warrants:	3,635,042

Daily Number of Warrants:
For any day, the Number of Warrants on such day divided by the remaining number of Expiration Dates (including such day) and rounded down to the nearest whole number, with the balance of the Number of Warrants exercised on the final Expiration Date.

Warrant Entitlement:	One (1) Share per Warrant

Strike Price:	$41.27

Premium:	$26,750,000

Premium Payment Date:	The Effective Date; provided no cancellation of the OTC Warrant Transaction has occurred prior to 5:00 p.m. (New York City time) on such date by the Counterparty.

Exchange:	The NASDAQ Global Market.

Related Exchange(s):	All Exchanges

Full Exchange Business Day:
A Scheduled Trading Day that has a scheduled closing time for its regular trading session at 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the Exchange and is not a Disrupted Day.

Procedures for Exercise:

Expiration Time:	11:59 p.m. (New York City time).

Expiration Dates:
The fifteen (15) consecutive Full Exchange Business Days beginning on and including October 30, 2013 each shall be an Expiration Date for a number of Warrants equal to the Daily Number of Warrants on such date.

Exercise Dates:	Each Expiration Date

Automatic Exercise:
Applicable; provided that Section 3.4(a) of the Equity Definitions shall apply to Cash Settlement and Net Physical Settlement; and provided further that, unless all Warrants have been previously exercised hereunder, a number of Warrants for each Expiration Date equal to the Daily Number of Warrants for such Expiration Date shall be deemed to be automatically exercised.

Counterparty’s Telephone
Number and Telex and/or
Facsimile Number and
Contact Details for purpose of Giving Notice:
	Address:	New River Pharmaceuticals Inc.
1881 Grove Avenue
Radford, Virginia 24141
	Attention:	Clifton R. Herndon II
V.P., Finance and Controller
	Telephone No.:	540-633-7900
	Facsimile No.:	540-633-7939

Valuation:

Valuation Dates:	Each Exercise Date

Settlement Terms:

Cash Settlement:	Applicable. If Counterparty elects to settle the Transaction by Cash Settlement, Counterparty represents and agrees:

(i) that on the date of the Cash Settlement election, neither the Counterparty nor any of its affiliates is in possession of any material non-public information with respect to the Counterparty or the Shares;

(ii) that the Counterparty is not, on the date of the Cash Settlement election, and will not be, on any day during the period from and including the first Expiration Date to and including the final Expiration Date, engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(iii) that, during the period from and including the first Expiration Date to and including the final Expiration Date, without the prior written consent of MLI, the Counterparty shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18 under the Exchange Act) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

Settlement Currency:	USD

Settlement Price:	For each Valuation Date, the Volume Weighted Average Price of the Shares (“VWAP”) calculated from 9:45 a.m. to 3:45 p.m., as observed on the Bloomberg “VAP” Page.

Cash Settlement Payment Date:	With respect to each Valuation Date, three (3) Currency Business Days after the final Valuation Date.

Settlement Method Election:	Applicable with respect to Cash Settlement or Net Physical Settlement only.

Electing Party:	Counterparty

Settlement Method Election Date:	Ten (10) Business Days prior to the first Expiration Date.

Default Settlement Method:	Net Physical Settlement.

Net Physical Settlement:
In the event that the Counterparty elects to settle this Transaction by Net Physical Settlement, subject to “Conditions of Net Physical Settlement” below, Counterparty shall deliver to MLI on the Settlement Date a number of Shares (the “Delivered Shares”) equal to the Share Delivery Quantity, provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount in cash equal to the value of such fractional share shall be payable by the Counterparty to MLI in lieu of such fractional Share.

Share Delivery Quantity:
For each Exercise Date, a number of Shares, as calculated by the Calculation Agent, equal to the Net Physical Settlement Amount for such Exercise Date divided by the Settlement Price on the Valuation Date in respect of such Settlement Date plus an amount in cash in lieu of any fractional shares (based on the Settlement Price).

Net Physical Settlement Amount:
For any Exercise Date, an amount equal to the product of (i) the Number of Warrants being exercised on the relevant Exercise Date, (ii) the Strike Price Differential for such Exercise Date and (iii) the Warrant Entitlement.

Strike Price Differential:
For any Valuation Date, (i) if the Settlement Price is greater than the Strike Price, an amount equal to the excess of such Settlement Price over the Strike Price for such Valuation Date or (ii) if such Settlement Price is less than or equal to the Strike Price, zero.

Settlement Date:
Settlement with respect to each Exercise Date shall occur on the third (3rd) Full Exchange Business Day following the final Valuation Date, provided that MLI shall have to right to request by prior written notice to Counterparty a Settlement Date with respect to any Exercise Date and the related Share Delivery Quantity that is three (3) Full Exchange Business Days following such Exercise Date. Such request shall not unreasonably be denied.

Conditions to Net
Physical Settlement:
If, in connection with or six months following delivery of Shares hereunder, MLI notifies the Counterparty that MLI has reasonably determined after advice from counsel that there is a material risk that such Shares are subject to restrictions on transfer in the hands of MLI pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), then Counterparty shall either (i) deliver Shares that are covered by an effective registration statement of Counterparty for immediate resale by MLI or (ii) agree to deliver additional Shares so that the value of such Shares as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Shares that would otherwise be deliverable if such Shares were freely tradable upon receipt by MLI.

(A) If Counterparty elects to deliver Shares as described in above clause (i), then Counterparty shall

(a) afford MLI a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty that is customary in scope for underwritten offerings of equity securities that yields a result reasonably satisfactory to MLI;

(b) promptly make available to MLI an effective registration statement for immediate resale (the “Registration Statement”) in form and content reasonably satisfactory to MLI and filed pursuant to Rule 415 under the Securities Act, and such prospectuses as MLI may reasonably request to comply with the applicable prospectus delivery requirements (the “Prospectus”) for the resale by MLI of such number of Shares as MLI shall reasonably specify in accordance with this paragraph, such Registration Statement to be effective and Prospectus to be current until the earliest of the date on which (1) all Delivered Shares have been sold by MLI, (2) MLI has advised Counterparty that it no longer requires that such Registration Statement be effective, (3) all remaining Delivered Shares could be sold by MLI without registration pursuant to Rule 144 promulgated under the Securities Act (the “Registration Period”) or (4) Counterparty has provided a legal opinion in form and substance satisfactory to MLI (with customary assumptions and exceptions) that the Shares issuable upon exercise of these Warrants will be freely tradable under the Securities Act upon delivery to MLI and not subject to any legend restricting transferability. It is understood that the Registration Statement and Prospectus may cover a number of Shares equal to the aggregate number of Shares (if any) reasonably estimated by MLI to be potentially deliverable by Counterparty in connection with Net Physical Settlement hereunder (not to exceed the Maximum Deliverable Share Amount) and shall be subject to the same suspension of sales during “blackout dates” as provided in the following paragraph; and

(c) Counterparty will enter into a registration rights agreement with MLI in form and substance reasonably acceptable to MLI, which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the registration rights agreement (the “Registration Rights Agreement”) entered into between Counterparty and the Initial Purchaser in connection with Counterparty’s 3.5% Convertible Subordinated Notes due 2013 (the “Convertible Notes”), provide for delivery of comfort letters and opinions of counsel and other rights relating to the registration of a number of Shares equal to the number of Delivered Shares and other Shares deliverable hereunder up to the Maximum Deliverable Share Amount.

(d) Counterparty shall promptly pay to MLI a $0.03 per Share fee with all Shares delivered in connection with Net Physical Settlement pursuant to a Registration Statement.

(B) If Counterparty elects to deliver Shares as described in above clause (ii), then

(a) Counterparty shall afford MLI and any potential institutional purchaser of any Shares identified by MLI a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty that is customary in scope for private placements of equity securities subject to execution of any customary confidentiality agreements;

(b) Counterparty shall enter into an agreement (a “Private Placement Agreement”) with MLI on commercially reasonable terms in connection with the private placement of such Shares by Counterparty to MLI or an affiliate and the private resale of such shares by MLI or such affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to MLI and Counterparty, which Private Placement Agreement shall include provisions relating to the indemnification of, and contribution in connection with the liability of, MLI and its affiliates, shall provide for the payment by Counterparty of all expenses in connection with such resale, including all reasonable and documented fees and expenses of counsel for MLI, shall contain representations, warranties and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use reasonable best efforts to provide for the delivery of accountants’ “comfort letters” to MLI or such affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares;

(c) MLI shall sell the Delivered Shares in a commercially reasonable manner until the amount received by MLI for the sale of the Shares (the “Proceeds Amount”) is equal to the Net Physical Settlement Amount. Any remaining Delivered Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Net Physical Settlement Amount, Counterparty shall promptly deliver upon notice from MLI additional Shares to MLI until the dollar amount from the sale of such Shares by MLI equals the difference between the Net Physical Settlement Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to MLI a number of Shares greater than the Maximum Deliverable Share Amount.

(iv) In the event Counterparty fails to comply with any of the conditions set forth in “Conditions to Net Physical Settlement” herein, Counterparty shall settle the Transaction through Cash Settlement; provided, however, that notwithstanding the foregoing, if either (a) Counterparty does not provide for the sale of the Shares under the Registration Statement as provided in the Registration Rights Agreement, (b) some Shares cannot be registered under the Registration Statement due to Rule 415(a)(4) under the Securities Act, or (c) some or all of the Delivered Shares cannot be used to close out stock loans in the shares of Counterparty entered into to establish or maintain short positions by MLI in connection with this Transaction without a prospectus being required by applicable law to be delivered to such lender, then Counterparty may deliver unregistered or registered Shares. In the case of clauses (a) or (b) above, the value of any unregistered Shares so delivered shall be discounted to reflect their market value (calculated in a commercially reasonable manner). In the case of clause (c) above, the value of any such Delivered Shares shall reflect the cost (calculated in a commercially reasonable manner) to MLI of trading Shares in order to close out its hedge position if any, in all cases for purposes of calculating the Delivered Shares. In no event shall Counterparty be required to top-up the delivery in cash.

Limitations on Net Physical
Settlement by Counterparty:
Notwithstanding anything herein or in the Agreement to the contrary, the number of Shares that may be delivered at settlement by Counterparty shall not exceed 4,543,803 at any time (“Maximum Deliverable Share Amount”), as adjusted by MLI to account for any subdivision, stock-split, reclassification or similar dilutive event with respect to the Shares.

Counterparty represents and warrants that the number of Available Shares as of the Trade Date is greater than the Maximum Deliverable Share Amount. Counterparty covenants and agrees that Counterparty shall not take any action of corporate governance or otherwise to reduce the number of Available Shares below the Maximum Deliverable Share.

For this purpose, “Available Shares” means the number of Shares Counterparty currently has authorized (but not issued and outstanding) less the maximum number of Shares that may be required to be issued by Counterparty in connection with stock options, convertibles, and other commitments of Counterparty that may require the issuance or delivery of Shares in connection therewith.

Dividends:

Extraordinary Dividends:	Any and all dividends paid by the Issuer.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:	(a) Share-for-Share: Cancellation and Payment (Calculation Agent Determination)

(b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined: Cancellation and Payment (Calculation Agent Determination)

Tender Offer:	Applicable

Consequences of Tender Offers:	(a) Share-for-Share: Modified Calculation Agent Adjustment

(b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined: Component Adjustment (Calculation Agent Determination)

With respect to any Extraordinary Events hereunder, upon the occurrence of Cancellation and Payment in whole or in part, the parties agree that the amount to be paid, in accordance with the Equity Definitions, shall constitute a Transaction Early Termination Amount, subject to satisfaction by the payment or delivery of Shares or cash as set forth in the Early Termination section below.

Nationalization, Insolvency
or Delisting:	Cancellation and Payment (Calculation Agent Determination) (subject to satisfaction by payment or delivery of Shares or cash as set forth in “Early Termination” below)

Determining Party:	MLI

Additional Disruption Events:

Change in Law:	Applicable

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption Event:	Applicable

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	3.00%

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	0.40%

Hedging Party:	MLI

Determining Party:	MLI

Non-Reliance:	Applicable

Agreements and
Acknowledgments Regarding
Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Other Provisions:

Additional Agreements:
If due to the occurrence of an Extraordinary Event or otherwise Counterparty would be obligated to pay cash to MLI pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect to deliver to MLI a number of Shares (whether registered or unregistered) having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be sold by MLI over a reasonable period of time to realize the cash equivalent of such payment obligation taking into account any applicable discount (determined in a commercially reasonable manner) to reflect any restrictions on transfer as well as the market value of the Shares). Further, if Counterparty is delivering Shares as a result of a Merger Event, the Settlement Date will be immediately prior to the effective time of the Merger Event and the Shares will be deemed delivered at such time such that MLI will be a holder of the Shares prior to such effective time. Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. The number of Shares delivered pursuant to this paragraph shall not exceed the Maximum Deliverable Share Amount and shall be subject to the provisions under “Early Termination” hereof regarding Proceeds Amount.

Early Termination:
Notwithstanding any provision to the contrary, upon the designation of an Early Termination Date hereunder, Counterparty’s payment obligation in respect of this Transaction as determined in accordance with Second Method and Loss (the “Transaction Early Termination Amount”) may, at the option of Counterparty, be satisfied by the delivery of a number of Shares equal to the Transaction Early Termination Amount divided by the Termination Price (“Early Termination Stock Settlement”); provided, however, that Counterparty must notify MLI of its election of Early Termination Stock Settlement by the close of business on the day that is two Exchange Business Days following the day that the notice designating the Early Termination Date is effective. “Termination Price” means the closing price per Share on the Exchange on the Early Termination Date.

A number of Shares calculated as being due in respect of any Early Termination Stock Settlement will be deliverable on the third Exchange Business Day following the date that notice pursuant to Section 6(d)(i) of the Agreement specifying the number of Shares deliverable is effective. Section 6(d)(i) of the Agreement is hereby amended by adding the following words after the word “paid” in the fifth line thereof: “or any delivery is to be made, as applicable.”

On or prior to the Early Termination Date (if Early Termination Stock Settlement is elected), if so requested by MLI upon advice of counsel, Counterparty shall enter into a registration rights agreement with MLI in form and substance reasonably acceptable to MLI which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the Registration Rights Agreement and shall satisfy the conditions contained therein and Counterparty shall file and diligently pursue to effectiveness a Registration Statement pursuant to Rule 415 under the Securities Act. If and when such Registration Statement shall have been declared effective by the Securities and Exchange Commission, Counterparty shall have made available to MLI such Prospectuses as MLI may reasonably request to comply with the applicable prospectus delivery requirements for the resale by MLI of such number of Shares as MLI shall specify (or, if greater, the number of Shares that Counterparty shall specify). Such Registration Statement shall be effective and Prospectus shall be current until the earliest of the date on which (i) all Shares delivered by Counterparty in connection with an Early Termination Date, (ii) MLI has advised Counterparty that it no longer requires that such Registration Statement be effective or (iii) all remaining Shares could be sold by MLI without registration pursuant to Rule 144 promulgated under the Securities Act (the “Termination Registration Period”). It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the number of Shares plus the aggregate number of Shares (if any) reasonably estimated by MLI to be potentially deliverable by Counterparty in connection with Early Termination Stock Settlement hereunder, but in no event exceeding the Maximum Deliverable Share Amount. On each day during the Registration Period Counterparty shall represent that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, they do not contain any untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

If Counterparty does not deliver Shares subject to an effective Registration Statement as set forth above, Counterparty may deliver unregistered Shares in an amount determined by MLI based upon MLI’s commercially reasonable judgment of the market value of such Shares. In no event shall Counterparty be required to deliver to MLI a number of Shares greater than the Maximum Deliverable Share Amount.

If MLI receives Shares in connection with an Early Termination Stock Settlement that cannot be freely sold under the Securities Act or that are subject to any legend restricting transferability, MLI shall sell such Shares in a commercially reasonable manner until the amount received by MLI for the sale of such Shares (net of transaction costs, calculated in a commercially reasonable manner) (the “Proceeds Amount”) is equal to the Transaction Early Termination Amount. Any remaining Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Transaction Early Termination Amount, Counterparty shall promptly deliver additional Shares to MLI upon request until the dollar amount from the sale of such additional Shares by MLI (net of transaction costs, calculated in a commercially reasonable manner) equals the difference between the Transaction Early Termination Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to MLI a number of Shares greater than the Maximum Deliverable Share Amount.

Compliance With Securities Laws:
Counterparty represents and agrees that it has complied, and will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rule 10b-5 and 13e and Regulation M under the Exchange Act.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to MLI that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty further represents and warrants that:

(a) Counterparty is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(b) Counterparty represents and acknowledges that as of the date hereof and without limiting the generality of Section 13.1 of the Equity Definitions, MLI is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details: Account for payments to Counterparty:

ABA # 021 001 033
Bankers Trust / Deutsche Bank Trust Co America
Bankers Trust Plaza
New York, NY
Account # 008 10 775
For account of Merrill Lynch
For sub-account # 171-08A45
Account of: New River Pharmaceuticals Inc.

Account for payments to MLI:

Chase Manhattan Bank, New York
ABA#: 021-000-021
FAO: ML Equity Derivatives
A/C: 066213118

Agreement Regarding Shares:
Counterparty agrees that, in respect of any Shares delivered to MLI, such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable and subject to no adverse claims of any other party. The issuance of such Shares does not and will not require the consent, approval, authorization, registration or qualification of any government authority, except such as shall have been obtained on or before the delivery date of any Shares or in connection with any Registration Statement filed with respect to any Shares.

Bankruptcy Rights:
In the event of Counterparty’s bankruptcy, MLI’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that MLI’s rights with respect to any other claim arising from this Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:
Upon the occurrence of an Event of Default or Termination Event with respect to Counterparty as the Defaulting Party or the Affected Party (“X”), MLI (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X under an Equity Contract owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) under an Equity Contract owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this section.

“Equity Contract” shall mean for purposes of this section any Transaction relating to Shares between X and Y that qualifies as ‘equity’ under applicable accounting rules other than the Confirmation of OTC Convertible Note Hedge, dated July 19, 2006, by and between Counterparty and MLI and any other substantially similar transaction entered into between Counterparty and MLI relating to an exercise of an over-allotment option. Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this section shall be effective to create a charge or other security interest. This section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

Notwithstanding any provision of the Agreement as incorporated in any Confirmation or any other existing or future agreement, Counterparty hereby waives any and all rights to set-off, whether arising under any agreement, applicable law, or otherwise, except as provided herein.

In the event of Counterparty’s bankruptcy, MLI waives any and all rights to set-off it has, whether arising under any agreement, applicable law or otherwise.

Transfer:
Counterparty may transfer its rights and delegate its obligations under this Transaction in accordance with Section 7 of the Master Agreement. MLI may assign its rights and delegate its obligations hereunder, in whole or in part, to any other person (an “Assignee”) without the prior consent of the Counterparty, effective (the “Transfer Effective Date”) upon delivery to Counterparty of an executed acceptance and assumption by the Assignee (an “Assumption”) of the transferred obligations of MLI under this Transaction (the “Transferred Obligations”). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing MLI to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, MLI may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform MLI’s obligations in respect of this Transaction and any such designee may assume such obligations. MLI shall be discharged of its obligations to Counterparty to the extent of any such performance.

Regulation:	MLI is regulated by The Securities and Futures Authority Limited.

Indemnity:
Seller agrees to indemnify MLI, its Affiliates and their respective directors, officers, agents and controlling parties (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of a breach of any representation or covenant hereunder, in the Agreement or any other Agreement relating to the Agreement or Transaction and will reimburse Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Seller will not be liable under the foregoing Indemnity provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from MLI’s gross negligence or willful misconduct.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

(a)
Counterparty hereby represents and warrants to MLI, on each day from the Trade Date to and including the earlier of (i) August 19, 2006, and (ii) the date by which MLI is able to initially complete a hedge of its position created by this Transaction, that:

(1)
it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except as disclosed in the Offering Memorandum relating to the Convertible Notes; and

(2)
it has publicly disclosed all material information necessary for it to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

(b)	No collateral shall be required by either party for any reason in connection with this Transaction.

(c)
MLI shall not be entitled to exercise any Warrant hereunder and Automatic Exercise shall not apply with respect to any Warrant to the extent (but only to the extent) that the receipt of any Shares upon the exercise of such Warrant would result in MLI, or its ultimate parent entity becoming, directly or indirectly, the beneficial owner (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time of more than 8.0 percent of the class of the Counterparty’s outstanding equity securities that is comprised of the Shares (an “Excess Share Owner”).

MLI shall provide prior notice to Counterparty if the exercise of any Warrant hereunder would cause MLI to become directly or indirectly, an Excess Share Owner; provided that the failure of MLI to provide such notice shall not alter the effectiveness of the provisions set forth in the preceding sentence and any purported exercise or delivery in violation of such provisions shall be void and have no effect.

If MLI is not entitled to exercise any Warrant because such exercise would cause MLI to become, directly or indirectly, an Excess Share Owner and MLI thereafter disposes of Shares owned by it or any action is taken that would then permit MLI to exercise such Warrant without such exercise causing it to become, directly or indirectly, an Excess Share Owner, then MLI shall provide notice of the taking of such action to Counterparty and such Warrant shall then become exercisable by MLI to the extent such Warrant is otherwise or had otherwise become exercisable hereunder. In such event, the Expiration Date with respect to such Warrant shall be the date on which Counterparty receives such notice from MLI, and the related Settlement Date shall be as soon as reasonably practicable after receipt of such notice but no more than three (3) Exchange Business Days thereafter (but in no event shall the Settlement Date occur prior to the date on which it would have otherwise occurred but for the provisions of this subsection); provided that the related Net Physical Settlement Amount shall be the same as the Net Physical Settlement Amount but for the provisions of this subsection. In addition, within 30 calendar days of the Settlement Date, Counterparty shall use its reasonable efforts to refrain from activities that could reasonably be expected to result in MLI’s ownership of Shares exceeding 10% of all issued and outstanding Shares.

Matters Relating to Agent:

1.	MLPFS will be responsible for the operational aspects of the Transactions effected through it, such as record keeping, reporting, and confirming Transactions to Counterparty and MLI;

2.	Unless MLI is a “major U.S. institutional investor,” as defined in Rule 15a-6 of the Exchange Act, neither Counterparty not MLI will contact the other without the direct involvement of MLPFS;

3.
MLPFS’s sole role under this Agreement and with respect to any Transaction is as an agent of Counterparty and MLI on a disclosed basis and MLPFS shall have no responsibility or liability to Counterparty or MLI hereunder except for gross negligence or willful misconduct in the performance of its duties as agent. MLPFS is authorized to act as agent for MLI, but only to the extent expressly required to satisfy the requirements of Rule 15a-6 under the Exchange Act in respect of the Options described hereunder. MLPFS shall have no authority to act as agent for Counterparty generally or with respect to transactions or other matters governed by this Agreement, except to the extent expressly required to satisfy the requirements of Rule 15a-6 or in accordance with express instructions from Counterparty.

ISDA Master Agreement:

With respect to the Agreement, MLI and Counterparty each agree as follows:

“Specified Entity” means in relation to Seller and in relation to Counterparty for purposes of this Transaction: Not applicable.

“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will not apply to Seller and will not apply to Counterparty.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MLI and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MLI or to Counterparty.

Payments on Early Termination. For the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations.

(I)
Payer Representations. For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	Payee Representations. For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	MLI represents that it is a corporation organized under the laws of England and Wales.

(ii)	Counterparty represents that it is a corporation incorporated in the Commonwealth of Virginia.

Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

(a)	Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

(b)	Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
Counterparty
Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificate or certificates as MLI shall reasonably request
		Upon or before execution and delivery of this Confirmation	Yes
MLI	Guarantee of its Credit Support Provider, substantially in the form of Exhibit A attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to MLI for all purposes:

Address:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
Attention:	Manager, Fixed Income Settlements
Facsimile No.:	44 207 995 2004
Telephone No.:	44 207 995 3769

Address for notices or communications to Counterparty for all purposes:

Address:	New River Pharmaceuticals Inc.
1881 Grove Avenue
Radford, Virginia 24141
Attention:	Clifton R. Herndon II
V.P., Finance and Controller
Telephone No.:	540-633-7900
Facsimile No.:	540-633-7939

Process Agent: For the purpose of Section 13(c) of the Agreement, MLI appoints as its process agent:

Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
222 Broadway, 16th Floor
New York, New York 10038
Attention:	Litigation Department

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MLI nor Counterparty is a Multibranch Party.

Calculation Agent.  The Calculation Agent is MLI.

Credit Support Document.

MLI: Guarantee of ML & Co. in the form attached hereto as Exhibit A.

Counterparty: Not Applicable

Credit Support Provider.

With respect to MLI: ML & Co.

With respect to Counterparty: Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction.

Basic Representations.  Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA, and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv).  Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Acknowledgements:

(a)	The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(b)	The parties hereto intend for:

(i)
this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(ii)
a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)	all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(c)
The parties acknowledge and agree that in the event of an Early Termination Date as a result of an Event of Default, the amount payable under the Agreement will be a cash amount calculated as described therein and that any delivery specified in this Transaction will no longer be required.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to the Transactions.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that MLI has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with MLI) that such disclosure is required by law or by the rules of The NASDAQ Global Market or any securities exchange.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

[Signatures follow on separate page]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:	/s/	Fran Jacobson
Name:		Fran Jacobson

Confirmed as of the date first above written:

NEW RIVER PHARMACEUTICALS INC.

By:	/s/	Krish S. Krishnan
Name:		Krish S. Krishnan
Title:		Chief Operating Officer, Chief
Financial Officer and Secretary

Acknowledged and agreed as to matters to the Agent:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
Solely in its capacity as Agent hereunder

By:	/s/	Rhonda Garguito
Name:		Rhonda Garguito

EXHIBIT A

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to New River Pharmaceuticals Inc. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“ML”), under the terms of the Confirmation of OTC Warrant Transaction between the Company and ML (ML as Buyer), dated as of July 19, 2006 (the “Confirmation”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Confirmation; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Confirmation. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Confirmation, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of ML under the Confirmation.

This Guarantee becomes effective concurrent with the effectiveness of the Confirmation, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:	/s/	Patricia Kropiewnicki
Name: Patricia Kropiewnicki
Title: Designated Secretary
Date: July 19, 2006